Haynie & Company
Certified Public Accountants
& Management Consultants

1785 West 2320 South
Salt Lake City, UT 84119
801-972-4800
801-972-8941
www.HaynieCPAs.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 25, 2020 with respect to the audited financial statements of BioQuest Corp. as of and for the years ended April 30, 2020 and 2019.

Haynie & Company

Haynie & Company
Salt Lake City, Utah
June 28, 2021